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                                                                    EXHIBIT 99.3

                         CONSENT OF THOMAS W. STURGESS

     I, Thomas W. Sturgess, hereby consent to the use of my name in the Registration Statement on Form S-4 of Champion Enterprises, Inc. and any amendment thereto, as the same appears therein under the caption "New Directors of Champion" with respect to my becoming a director of Champion Enterprises, Inc., following the Merger (as defined in such Registration Statement).

                                          /s/ THOMAS W. STURGESS
                                          --------------------------------------
                                          Thomas W. Sturgess
                                          September 20, 1996